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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Eckler Industries, Inc.
Titusville, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 20, 1995 relating to the financial statements of Eckler Industries, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                              /s/ BDO Seidman, LLP

Orlando, Florida
November 14, 1996